------------------------------------------------
                                Aetna Life Insurance and Annuity Company
                                Home Office: 151 Farmington Avenue
                                Hartford, Connecticut  06156
                                (800) 531-4547

                                Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in the Contract.
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Certificate of Group Annuity    To the Certificate Holder:
Coverage
                                Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                                This Certificate is a summary of the Group
                                Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

                                THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

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Right to Cancel                 You may cancel this Certificate within
                                10 days of receiving it by returning this Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid.

      /s/  Dan Kearney                            /s/ Kirk Wickman
           President                                  Secretary

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Contract Holder                                      Group Annuity Contract No.
   SPECIMEN                                            SPECIMEN
--------------------------------------------------------------------------------
Certificate Holder                                   Certificate No.
   SPECIMEN
   SPECIMEN                                            SPECIMEN
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Annuitant Name                                       Type of Plan
   SPECIMEN                                            SPECIMEN
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GMCC-97(NY)

Specifications

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Guaranteed                     There are guaranteed interest rates
Interest Rate                  for amounts held in the AG Account (See Contract
                               Schedule I).

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Deductions from the            There will be deductions for mortality and
Separate Account               expense risks and administrative fees.  (See
                               Contract Schedule I and II).

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Deduction from Purchase        The Purchase Payment is subject to a deduction
Payment                        for premium taxes, if any. (See 3.01.)

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Surrender Fee                  There will be a charge deducted upon surrender.
                               (See Contract Schedule I).

                               Contract Schedule I
                               Accumulation Period

Separate Account
--------------------------------------------------------------------------------

Separate Account:              Variable Annuity Account B

Charges to Separate            A daily charge is deducted from any portion of
Account:                       the Current Value allocated to the Separate
                               Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                               Administrative Charge              0.15%
                               Mortality Risk Charge              0.35%
                               Expense Risk Charge                0.90%
                               Total Separate Account             -----
                               Charges                            1.40%

ALIAC Guaranteed Account (AG Account)
--------------------------------------------------------------------------------

Minimum Guaranteed
Interest Rate (effective
annual rate of return):        3.0%

Separate Account and AG Account
--------------------------------------------------------------------------------

Minimum Initial Purchase
Payment:                       $5,000 ($1,500 for a qualified plan)

Maximum Initial Purchase       $1,000,000
Payment Without Home
Office Approval:

Transfers:                     An unlimited number of Transfers may be made
                               during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Minimum Transfer Amount:       $500

Maintenance Fee:               The annual Maintenance Fee is $30. If the Current
                               Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

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Surrender Fee:        For each surrender, the Surrender Fee will be
                      determined as follows:

                                                              Surrender Fee
                      Length of Time from Deposit of Net      (as percentage of
                      Purchase Payment (Years)             Net Purchase Payment)

                      Less than 1 year                              7%
                      1 or more but less than 2 years               6%
                      2 or more but less than 3 years               5%
                      3 or more but less than 4 years               4%
                      4 or more but less than 5 years               3%
                      5 or more but less than 6 years               2%
                      6 or more but less than 7 years               1%
                      7 years or more                               0%

Systematic Withdrawal          The specified payment or specified percentage
Option (SWO) Percentage:       may not be greater than 10% of the Current Value
                               at time of election.

SWO Minimum Initial            $20,000
Current Value:

SWO Minimum Payment Amount:    $100


See 1.  GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate Account:   A daily charge at an annual effective rate of
                               1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed       If a Variable Annuity is chosen, an assumed
Annual Net Return Rate:        annual net return rate of 5.0% may be elected.
                               If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

                               The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                               The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                               If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                               (a) 4.75% on an annual basis plus an annual
                                   return of up to 0.25% to offset the
                                   administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                               (b) 6.25% on an annual basis plus an annual
                                   return of up to 0.25% to offset the
                                   administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
--------------------------------------------------------------------------------

Minimum Guaranteed             3.0%
Interest Rate (effective
annual rate of return):


See 1.  GENERAL DEFINITIONS for explanations.

                                TABLE OF CONTENTS
                                                                          Page

I.     GENERAL DEFINITIONS
-------------------------------------------------------------------------------
   1.01 Account...............................................................8
   1.02 Accumulation Period...................................................8
   1.03 Adjusted Current Value................................................8
   1.04 ALIAC Guaranteed Account (AG Account).................................8
   1.05 Annuitant.............................................................8
   1.06 Annuity...............................................................8
   1.07 Beneficiary...........................................................8
   1.08 Certificate Holder....................................................8
   1.09 Code..................................................................8
   1.10 Contract..............................................................8
   1.11 Contract Holder.......................................................9
   1.12 Current Value.........................................................9
   1.13 Deposit Period........................................................9
   1.14 Fixed Annuity.........................................................9
   1.15 Fund(s)...............................................................9
   1.16 General Account.......................................................9
   1.17 Guaranteed Rate -- AG Account.........................................9
   1.18 Guaranteed Term.......................................................9
   1.19 Guaranteed Term(s) Groups.............................................9
   1.20 Maintenance Fee......................................................10
   1.21 Market Value Adjustment (MVA)........................................10
   1.22 Matured Term Value...................................................10
   1.23 Matured Term Value Transfer..........................................10
   1.24 Maturity Date........................................................10
   1.25 Net Purchase Payment(s)..............................................10
   1.26 Nonunitized Separate Account.........................................10
   1.27 Purchase Payment(s)..................................................10
   1.28 Rebalancing Program..................................................10
   1.29 Reinvestment.........................................................11
   1.30 Separate Account.....................................................11
   1.31 Surrender Value......................................................11
   1.32 Transfers............................................................11
   1.33 Valuation Period (Period)............................................11
   1.34 Variable Annuity.....................................................11

II.    GENERAL PROVISIONS
-------------------------------------------------------------------------------
   2.01 Change of Contract...................................................11
   2.02 Change of Fund(s)....................................................12
   2.03 Nonparticipating Contract............................................12
   2.04 Payments and Elections...............................................13
   2.05 State Laws...........................................................13
   2.06 Control of Contract..................................................13
   2.07 Designation of Beneficiary...........................................13
   2.08 Misstatements and Adjustments........................................14

                                                                           Page

   2.09 Incontestability.....................................................14
   2.10 Grace Period.........................................................14

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
-------------------------------------------------------------------------------

   3.01 Net Purchase Payment.................................................14
   3.02 Certificate Holder's Account.........................................15
   3.03 Fund(s) Record Units Separate Account................................15
   3.04 Net Return Factor(s) - Separate Account..............................15
   3.05 Fund Record Unit Value - Separate Account............................16
   3.06 Market Value Adjustment..............................................16
   3.07 Transfer of Current Value from the Funds or ALIAC Guaranteed Account
   3.08 Notice to the Contract Holder........................................18
   3.09 Loans................................................................18
   3.10 Systematic Withdrawal Option (SWO)...................................18
   3.11 Death Benefit Amount.................................................20
   3.12 Death Benefit Options available to Beneficiary.......................21
   3.13 Liquidation of Surrender Value.......................................23
   3.14 Surrender Fee........................................................23
   3.15 Payment of Surrender Value...........................................24

IV.    ANNUITY PROVISIONS
-------------------------------------------------------------------------------

   4.01 Choices to be Made...................................................24
   4.02 Terms of Annuity Options.............................................24
   4.03 Death of Annuitant/Beneficiary.......................................26
   4.04 Fund(s) Annuity Units - Separate Account.............................27
   4.05 Fund(s) Annuity Unit Value - Separate Account........................27
   4.06 Annuity Net Return Factor(s) - Separate Account......................27
   4.07 Annuity Options......................................................28

I.    GENERAL DEFINITIONS
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1.01 Account                    A record established for each Certificate Holder
                                to maintain the value of the Net Purchase
                                Payment held on his/her behalf during the Accumulation Period.

1.02 Accumulation Period:       The period during which the Net Purchase
                                Payment(s) are applied to an Account to provide future Annuity payment(s).

1.03 Adjusted Current Value:    The Current Value of an Account plus or minus
                                any aggregate ALIAC Guaranteed Account MVA, if applicable. (See 1.21)

1.04 ALIAC Guaranteed           An accumulation option where Aetna guarantees
     Account (AG Account):      stipulated rate(s) of interest for specified
                                periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG
                                Account.

1.05 Annuitant:                 The person whose life is measured for purposes
                                of the Guaranteed Death Benefit and the duration of Annuity payments under the Contract.

1.06 Annuity                    Payment of an income:

                                (a) For the life of one or two persons;
                                (b) For a stated period; or
                                (c) For some combination of (a) and (b).

1.07 Beneficiary:               The individual or estate entitled to receive any
                                payment from the Contract upon the death of the Annuitant, or if the Certificate Holder is different from the Annuitant, upon the death of the Certificate Holder. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

1.08 Certificate Holder:        A person who purchases an interest in the
                                Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an account, each Certificate Holder will be a joint Certificate Holder. Unless we allow otherwise in response to a written request prior to Contract issue, any joint Certificate Holder must be the spouse of the other joint
                                Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless
                                Aetna allows otherwise. If the account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

1.09 Code:                      The Internal Revenue Code of 1986, as it may be
                                amended from time to time.

1.10 Contract:                  This agreement between Aetna and the Contract
                                Holder.

1.11 Contract Holder:           The entity to which a group Contract is issued.

1.12 Current Value:             As of the most recent Valuation Period, the Net
                                Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the ALIAC
                                Guaranteed Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance
                                Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.13 Deposit Period:            A calendar week, a calendar month, a calendar
                                quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s),
                                Transfers and Reinvestments are accepted into the ALIAC Guaranteed Account for one or more
                                Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

1.14 Fixed Annuity:             An Annuity with payments that do not vary in
                                amount.

1.15 Fund(s):                   The open-end management investment companies
                                (mutual funds) in which the Separate Account invests.

1.16 General Account:           The Account holding the assets of Aetna, other
                                than those assets held in Aetna's separate accounts.

1.17 Guaranteed Rate --         Aetna will declare the interest rate applicable
     AG Account:                to a specific Guaranteed Term at the start of
                                the Deposit Period for that Guaranteed Term. The rate is guaranteed by Aetna for that Deposit
                                Period and the ensuing Guaranteed Term. The
                                Guaranteed Rate is an annual effective yield.
                                That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed Rate shown on Contract Schedule I.

1.18 Guaranteed Term:           The period of time for which AG Account
                                Guaranteed Rate is guaranteed on Net Purchase
                                Payments, Transfers and Reinvestments made into a current Deposit Period for the AG Account.
                                Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                                During a Deposit Period, Aetna may make
                                available any number of Guaranteed Terms. The Contract Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.19 Guaranteed Term(s) Groups: All AG Account Guaranteed Term(s) with the same length of time from the close of the Deposit
                                Period until the designated Maturity Date.

1.20 Maintenance Fee:           The Maintenance Fee (see Contract Schedule I)
                                will be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.21 Market Value               An adjustment that may apply to an amount
     Adjustment (MVA):          withdrawn or transferred from an AG Account
                                Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn or transferred.

1.22 Matured Term Value:        The amount payable on an AG Account Guaranteed
                                Term's Maturity Date.

1.23 Matured Term Value         During the calendar month following an AG
     Transfer:                  Account Maturity Date, the Certificate Holder
                                may notify Aetna's Home Office in writing to Transfer or surrender all or part of the Matured
                                Term Value, plus interest at the new Guaranteed
                                Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24 Maturity Date:             The last day of an AG Account Guaranteed Term.

1.25 Net Purchase Payment(s):   The Purchase Payment less premium taxes, if
                                applicable.

1.26 Nonunitized Separate       A separate account subject to the laws of New
     Account:                   York set up by Aetna under Title 38, Section
                                38a-433, of the Connecticut General Statutes, that holds assets for AG Account Terms. There are no discrete units for this Account. The
                                Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.27 Purchase Payment(s):       Payment(s) accepted by Aetna at its Home Office.
                                Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Certificate
                                Holder.

1.28 Rebalancing Program:       A program that allows Contract Holders to have
                                portions of their Current Value automatically reallocated annually to a specified percentage.
                                Only the portion of the Current Value held in the separate account can be rebalanced. Contract
                                Holders may participate in this program by completing the Rebalancing Section of the enrollment form, or by requesting the service in writing from the Company's Home Office.
                                Reallocations under the Reblancing Program will not be counted for purposes of any transfer limitations imposed under the contract.

1.29 Reinvestment:              Aetna will mail a notice to the Certificate
                                Holder at least 18 calendar days and not more than 45 days before a Guaranteed Term's Maturity
                                Date.

                                This notice will contain the Terms available during current Deposit Periods with their Guaranteed Rate, and projected Matured Term Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate which will apply to the reinvested Matured Term Value.

1.30 Separate Account:          A separate account that buys and holds shares of
                                the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate
                                Account generally is not guaranteed and is held at market value. The assets of the Separate
                                Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.31 Surrender Value:           The amount payable by Aetna upon the surrender
                                of any portion of an account.

1.32 Transfers:                 The movement of invested amounts among the
                                available Fund(s) and the AG Account under the Contract during the Accumulation Period.

1.33 Valuation Period           The period of time for which a Fund determines
     (Period):                  its net asset value, usually from 4:15 p.m.
                                Eastern time each day the New York Stock
                                Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.34 Variable Annuity:          An Annuity with payments that vary with the net
                                investment results of one or more Funds held under the Separate Account.


II.   GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01 Change of Contract:        Only an authorized officer of Aetna may change
                                the terms of the contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                                Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will be applicable only if it is more favorable to the Contract Holder and/or the Certificate Holder.

                                Any change that affects any of the following under the Contract will not apply to Accounts in existence before the effective date of the change:

                                (a) Net Purchase Payment (3.01)
                                (b) AG Account Guaranteed Rate (1.04)
                                (c) Net Return Factor(s) -- Separate Account
                                    (3.04)
                                (d) Current Value (1.12)
                                (e) Surrender Value (1.31)
                                (f) Fund(s) Annuity Unit Value -- Separate
                                    Account (4.05)
                                (g) Annuity Options (4.07)
                                (h) Fixed Annuity Guaranteed Interest Rates
                                    (4.01)
                                (i) Transfers (1.32).

                                This Contract may be changed as deemed necessary by Aetna to comply with federal or state law. Any such change is subject to the prior approval of the New York Insurance Department.

2.02 Change of Fund(s):         The assets of the Separate Account are
                                segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.02  Change of Fund(s)         Any elimination, substitution or addition of
      (Cont'd):                 Funds will be done in accordance with federal
                                securities laws and are subject to the approval of the Superintendent of the New York Insurance
                                Department and Aetna will notify the Contract
                                Holder of such change.

2.03 Nonparticipating           The Contract Holder, Certificate Holder's or
     Contract:                  Beneficiaries will not have a right to share in
                                the earnings of Aetna.

2.04 Payments and Elections:    While the Certificate Holder is living, Aetna
                                will pay the Certificate Holder any Annuity payments as and when due. After the Certificate
                                Holder's death, or at the death of the first
                                Certificate Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:                The Contract and the Certificate's comply with
                                the laws of the state in which they are
                                delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06 Control of Contract:       The Contract is between the Contract Holder and
                                Aetna. The Contract Holder has title to the Contract. Nothing in the group annuity contract invalidates or impairs any right granted to the Certificate Holder. The Certificate Holder has all other rights to amounts held in his or her Account.

                                Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Certificate Holder choices made under the contract must be in writing. If the Account is owned jointly, both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                                The Account may not be attached, alienated, or subject to the claims of creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

2.06 Control of Contract        The Certificate Holder may assign or transfer
     (Cont'd):                  his or her rights under the Contract. Aetna
                                reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's
                                Home Office in writing and will not be effective until accepted by Aetna.

2.07 Designation of             Each Certificate Holder shall name his or her
     Beneficiary:               Beneficiary. If the Account is owned jointly,
                                both joint Certificate Holders must agree in writing to the Beneficiary designated. The
                                Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's
                                Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements and          If Aetna finds the age or sex of any Annuitant
     Adjustments:               to be misstated, the amount payable under the
                                Contract shall be adjusted for the correct age or sex; the amount of any underpayment or overpayment, with interest at six per cent per year, shall be credited to, or charged against, the current or next succeeding payment or payments to be made by Aetna under the Contract.

2.09 Incontestability:          Aetna cannot cancel the Contract because of any
                                error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10 Grace Period:              This Contract will remain in effect even if
                                Purchase Payments are not continued.


III.     PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase Payment:      This amount is the actual Purchase Payment less
                                any premium tax. Aetna will generally deduct the premium tax when Annuity benefits are elected
                                (see Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                                The Net Purchase Payment will be credited among:

                                (a) The current Deposit Period(s) for Guaranteed
                                    Terms under the AG Account; and
                                (b) The Fund(s) in which the Separate Account
                                    invests.

3.01 Net Purchase Payment       For each Net Purchase Payment, the Certificate
     (Cont'd):                  Holder shall tell Aetna the allocation
                                percentage to be applied to the current Deposit
                                Period for each of the available Guaranteed
                                Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated on the original application. If the same Guaranteed
                                Term is no longer available, the Net Purchase
                                Payment will be allocated to the next shortest
                                Guaranteed Term available in the current Deposit
                                Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

                                The minimum acceptable additional Purchase
                                Payment is shown on Contract Schedule I. The maximum acceptable Purchase Payment without Home Office approval is also provided on Contract
                                Schedule I.

3.02 Certificate Holder's       Aetna will maintain an Account for each
     Account:                   Certificate Holder.

3.03 Fund(s) Record Units --    The portion of the Net Purchase Payment(s)
     Separate Account:          applied to each Fund under the Separate Account
                                will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.04 Net Return Factor(s) --    The net return factor are used to compute all
     Separate Account:          Separate Account record units for any Fund.

                                The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                The net return rate is equal to:

                                (a) The value of the shares of the Fund held by
                                    the Separate Account at the end of the
                                    Valuation Period; minus
                                (b) The value of the shares of the Fund held by
                                    the Separate Account at the start of the Valuation Period; plus or minus
                                (c) Taxes (or reserves for taxes) on the
                                    Separate Account (if any); divided by
                                (d) The total value of the Fund record units and
                                    Fund Annuity units of the Separate Account at the start of the Valuation Period; minus
                                (e) A daily Separate Account charge at an annual
                                    rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

3.04 Net Return Factor(s) --    A net return rate may be more or less than 0%.
     Separate Account           The value of a share of the Fund is  equal to
     (Cont'd):                  the net assets of the Fund divided by the number
                                of shares outstanding.

3.05 Fund Record Unit Value --  A Fund record unit value is computed by
     Separate Account:          multiplying the net return factors for the
                                current Valuation Period by the Fund record unit value for the previous Period. The dollar value of a Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value Adjustment:   Excepted as noted below, there will be an MVA
                                for a withdrawal from the AG Account before the end of a Guaranteed Term when the withdrawal is due to:

                                (a) a Transfer; except as specified in 1.24, AG
                                    Account Matured Term Value Transfer;
                                (b) A full or partial surrender (including a 15%
                                    free withdrawal under 3.14), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or
                                (c) An election of Annuity option 1 (see 4.07).

                                Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                                (a) The aggregate MVA amount which is the sum of
                                    all market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

                                (b) The applicable portion of the Current Value
                                    in the AG Account. After the six-month
                                    period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                                The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 2 or 3 (see 4.07).

                                Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                    x
                                   ---
                                   365
                                 (1 + i)
                                 -------
                                    x
                                   ---
                                   365
                                 (1 + j)

3.06 Market Value               Where:
     Adjustment (Cont'd):
                                i is the Deposit Period Yield
                                j  is the Current Yield
                                x  is the number of days remaining, (computed
                                   from Wednesday of the week of withdrawal) in the Guaranteed Term.

                                The Deposit Period Yield will be determined as follows:

                                (a) At the close of the last business day of
                                    each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                                (b) The Deposit Period Yield is the average of
                                    those yields for the Deposit Period. If
                                    withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                                The Current Yield is the average of the yields on the last business day of the week preceding withdrawals on the same U.S. Treasury Notes included in the Deposit Period Yield.

                                In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter. If U.S. Treasury Notes are no longer available, a suitable replacement index, subject to approval of the Superintendent of the New York Insurance Department, would then be utilized.

                                A detailed description of the MVA has been filed with the Superintendent of the New York Insurance Department.

3.07 Transfer of Current        Before an Annuity option is elected, all or any
     Value from the Funds       portion of the Adjusted Current Value may be
     or AG Guaranteed           transferred from any Fund or Guaranteed Term of
     Account (Cont'd):           the AG Account:

                                (a) To any other Fund; or
                                (b) To any Guaranteed Term of the AG Account
                                    available in the current Deposit Period.

                                Transfer requests can be submitted as a
                                percentage or as a dollar amount. The minimum transfer amount is shown on Contract Schedule I. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

3.07 Transfer of Current        The Certificate Holder may make an unlimited
     Value from the Funds       number of Transfers during the Accumulation
     or AG Guaranteed           Period. The number of free Transfers allowed by
     Account                    Aetna is shown on Contract Schedule I.
                                Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.
                                Amounts transferred as a Matured Term Value on or within one calendar month of the Term's
                                Maturity Date do not count against the annual
                                Transfer limit.

                                Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for a Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                                Transfers from Guaranteed Terms of the AG
                                Account are subject to the MVA provisions of 3.06.

3.08 Notice to the              The Certificate Holder will receive quarterly
     Contract Holder:           statements from Aetna of:


                                (a) The value of any amounts held in:
                                    (1)The AG Account; and
                                    (2)The Fund(s) under the Separate Account

                                (b) The number of any Fund(s) record units; and
                                (c) The Fund(s) record unit value.

                                Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09 Loans:                     Loans are not available under this Contract.

3.10 Systematic Withdrawal      The following distribution options may be
     Option (SWO):              elected by the Certificate Holder or a
                                Beneficiary during the Accumulation Period. A distribution option under which a portion of the Accounts' Current Value will automatically be surrendered and distributed each year. SWO payments will be calculated on the Accounts' full Current Value. The distributed amount is withdrawn pro-rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Current
                                Value which is paid as a distribution under SWO.
                                Certificate Holders should consult their tax advisers prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                                (a) Amount of Distribution: The Certificate
                                    Holder or a Beneficiary may elect one of the three payment methods described below.

3.10 Systematic Withdrawal      (1) Specified Payment: Payments of a designated
     Option (SWO) (Cont'd):         dollar amount. The annual amount may not be
                                    greater than the percentage of the Account's
                                    Current Value on the date of the SWO
                                    election as shown on Contract Schedule I.
                                    This annual dollar amount will remain
                                    constant. The minimum SWO payment amount is shown on Contract Schedule I. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year; or

                                (2) Specified Period: Payments made over a
                                    designated period of time of at least 10 years. The annual amount is calculated by dividing the Current Value as of December 31 of the year prior to the payment year by the number of payment years remaining; or

                                (3) Specified Percentage: Payments of a
                                    designated percentage which cannot be
                                    greater than the percentage of the Current
                                    Value at the time of election as shown on Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment year by the designated percentage.

                                    Payments upon the Contract Holder's death will continue to the Beneficiary in the manner described in 3.11.

                                (b) Minimum Initial Current Value: The Minimum
                                    Initial Current Value required to begin SWO is shown on Contract Schedule I. If after election of this option, the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance.

                                (c) Date of Distribution: The Contract Holder or
                                    a Beneficiary shall specify the first
                                    payment date. The earliest allowable first payment date is the date on which the Contract Holder attains age 59 1/2. The latest allowable SWO payment date is the month of the Annuitant's 90th birthday. As elected by the Contract Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent payments will be made on the 15th of the appropriate months or on such other date as Aetna may designate or allow.

3.10 Systematic Withdrawal      (d) Election and Revocation: SWO may be elected
     Option (SWO) (Cont'd):         by the Certificate Holder or Beneficiary if
                                    elected after the Certificate Holders death by submitting a completed and signed election form to Aetna's Home Office. Once elected, this option may be revoked by the Certificate Holder or Beneficiary, if elected after the Certificate Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate
                                    Holder or by the Beneficiary.

3.11 Death Benefit Amount:      If the Certificate Holder or Annuitant dies
                                before Annuity payments start, the Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home Office. The amount of the death benefit is determined as follows:

                                (a) Death of Annuitant less than 85 years of
                                    age: The guaranteed death benefit is the greatest of:

                                    (1) The sum of all Net Purchase Payment(s)
                                        made to the Account (as of the date of
                                        death) minus the sum of all amounts
                                        surrendered, applied to an Annuity, or
                                        deducted from the Account;

                                    (2) The highest step-up value as of the date
                                        of death. A step-up value is determined
                                        on each anniversary of the Effective
                                        Date. Each step up value is calculated
                                        as the Account's Current Value on the
                                        Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                                    (3) The Account's Current Value as of the
                                        date of death.

                                    The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                                (b) Death of Annuitant age 85 or greater: The
                                    death benefit amount is the greatest of:

3.11 Death Benefit Amount           (1) The sum of all Net Purchase Payment(s)
     (Cont'd):                          made to the Account (as of the date of
                                        death) minus the sum of all amounts
                                        surrendered, applied to an Annuity, or
                                        deducted from the Account;

                                    (2) The highest step-up value prior to the
                                        Certificate Holder's 85th birthday. A
                                        step-up value is determined on each
                                        anniversary of the Effective Date. Each
                                        step-up value is calculated as the
                                        Account's Current Value on the Effective
                                        Date anniversary, increased by the
                                        amount of any Purchase Payment(s) made,
                                        and decreased by the sum of all amounts
                                        surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                                    (3) The Account's Current Value as of the
                                        date of death.

                                    The excess, if any of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                                (c) Death of the Certificate Holder if the
                                    Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the Claim Date. A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract
                                    Schedule I).

                                (d) At the death of a surviving spouse
                                    Beneficiary who continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

3.12 Death Benefit Options      Prior to any election, or until amounts must be
     available to Beneficiary:  otherwise distributed under this section, the
                                Current Value of the Account will be retained in the Account. The Beneficiary has the right under the Contract to allocate or reallocate any amount to any of the available investment options (subject to an MVA, as applicable). The following options are available to the
                                Beneficiary:

                                (a) When the Certificate Holder is the
                                    Annuitant: If the Certificate
                                    Holder/Annuitant dies, and:

3.12 Death Benefit Options          (1) If the Beneficiary is the Certificate
     available to Beneficiary           Holder's surviving spouse, the
     (Cont'd):                          Beneficiary may exercise all rights
                                        under the Contract and continue in the
                                        Accumulation Period, or may elect (i),
                                        or (ii) below. Under the Code,
                                        distributions from the Account are not
                                        required until the Spousal Beneficiary's death. The Spousal Beneficiary may elect to:

                                        (i) Apply some or all of the Adjusted
                                            Current Value of the Account to
                                            Annuity option (see 4.07);

                                        (ii) Receive, at any time, a lump sum
                                            payment equal to the Adjusted
                                            Current Value of the Account.

                                    (2) If the Beneficiary is other than the
                                        Certificate's Holder's surviving spouse, then options (i) or (ii), under (1) above only apply. Any portion of the Adjusted Current Value of the Account not applied to an Annuity option within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                                    (3) If no Beneficiary exists, a lump sum
                                        payment equal to the Adjusted Current
                                        Value will be made to the Certificate
                                        Holder's estate.

                                (b) When the Certificate Holder is not the
                                    Annuitant and the Certificate Holder dies, and:

                                    (1) If the Beneficiary is the Certificate
                                        Holder's surviving spouse, the
                                        Beneficiary may exercise all rights
                                        under the Contract and continue in the
                                        Accumulation Period, or may elect (i),
                                        or (ii) below. Under the Code,
                                        distributions from the Account are not
                                        required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                                        (i) Apply some or all of the Adjusted
                                            Current Value of the Account to an
                                            Annuity option (see 4.07);

                                       (ii) Receive, at any time, a lump sum
                                            payment equal to the Surrender
                                            Value.

                                    (2) If the Beneficiary is other than the
                                        Certificate Holder's surviving spouse,
                                        then options (i) or (ii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity option within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

3.12 Death Benefit Options          (3) If no Beneficiary exists, a lump sum
     available to Beneficiary           payment equal to the Surrender Value
     (Cont'd):                          will be made to the Certificate Holder's
                                        estate.

                                (c) When the Certificate Holder is not the
                                    Annuitant and the Annuitant dies: The
                                    Beneficiary must elect an Annuity option within 60 days of the date of death or the gain, if any, will be includible in the Beneficiary's income in the tax year in which the Annuitant dies.

3.13 Liquidation of Surrender   All or any portion of the Account's Current
     Value:                     Value may be surrendered at any time as
                                requested by the Certificate Holder. Surrender requests can be submitted as a percentage of the Account's Adjusted Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable.

                                An MVA may apply to amounts surrendered from the AG Account.

3.14 Surrender Fee:             The Surrender Fee only applies to the Net
                                Purchase Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract Schedule I). Net Purchase
                                Payment amounts are withdrawn in the same order they were applied.

                                No Surrender Fee is deducted from any portion of the Net Purchase Payment which is paid:

                                (a) To a Beneficiary due to the Annuitant's
                                    death before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                                (b) As a premium for an Annuity option under
                                    this Contract (see 4.07);

                                (c) As a distribution under the SWO provision
                                    (see 3.10);

3.14 Surrender Fee (Cont'd):    (d) At least 12 months after the date of the
                                    first Purchase Payment to the Account, in an amount equal to or less than 15% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Contract Holder while SWO is in effect; or

                                (e) For a full surrender where the Account's
                                    Current Value is $2,500 or less and no
                                    surrenders have been taken from the Contract within the prior 12 months.

3.15 Payment of Surrender       Under certain emergency conditions, Aetna may
     Value:                     defer payment:

                                (a) For a period of up to 6 months (unless not
                                    allowed by state law); or

                                (b) As provided by federal law under the
                                    Investment Company Act of 1940.


IV.      ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to be Made:        The Certificate Holder may tell Aetna to apply
                                any portion of the Adjusted Current Value (minus any premium tax) for an Annuity option (see
                                4.07). The first Annuity payment may not be earlier than one calendar year after the initial
                                Purchase Payment nor later than the first day of the month following the Annuitant's 90th birthday.

                                When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                                (a) A Fixed Annuity using the General Account;

                                (b) A Variable Annuity using any of the Fund(s)
                                    available under this Contract for Annuity purposes; or

                                (c) A combination of (a) and (b).

                                If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect a higher interest rate. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

4.02 Terms of Annuity           (a) When payments start, the age of the
     Options: Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

4.02 Terms of Annuity           (b) An Annuity option may not be elected if the
     Options (Cont'd):              first payment would be less than $50 or if
                                    the total payments in a year would be less than $250 (less if required by state law).
                                    Aetna reserves the right to increase the minimum first Annuity payment amount and the minimum annual Annuity payment amount based upon increases reflected in the Consumer
                                    Price Index-Urban, (CPI-U) since July 1,
                                    1993.

                                (c) If a Fixed Annuity is chosen and a larger
                                    payment would result from applying the
                                    Surrender Value or, if greater, 95% of what the surrender would be if there were no surrender fee, to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                                (d) For purposes of calculating the guaranteed
                                    first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                    The Annuity purchase rates for options 2 and 3 are based on mortality from 1983 Table a.

                                (e) Assumed Annual Net Return Rate is the
                                    interest rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract
                                    Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                                (f) Once elected, Annuity payments cannot be
                                    commuted to a lump sum except for Variable
                                    Annuity payments under option 1 (see 4.07).
                                    The life expectancy of the Annuitant and the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03 Death of Annuitant/        (a) Certificate Holder is Annuitant:  When the
     Beneficiary:                   Certificate Holder is the Annuitant's and
                                    the Annuitant dies under option 1 or 2, or both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.
                                    If option 3 has been elected and the
                                    Certificate Holder dies, the remaining
                                    payments will continue to the successor
                                    payee. If no successor payee has been
                                    designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                                (b) Certificate Holder is Not Annuitant: When
                                    the Certificate Holder is not the Annuitant and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designed, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                                    If the Annuitant dies under the option 1 or 2, or if both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 3 has been elected, and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

                                (c) No Beneficiary Named/Surviving: If there is
                                    no Beneficiary, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

                                (d) If the Beneficiary or the successor payee
                                    dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

                                (e) The present value will be determined as of
                                    the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity Units -    The number of each Fund's Annuity units is based
     Separate Account:          on the amount of the first Variable Annuity
                                payment which is equal to:

                                (a) The portion of the Current Value applied to
                                    pay a Variable Annuity (minus any premium tax); divided by
                                (b) 1,000; multiplied by
                                (c) The payment rate for the option chosen.

                                Such amount, or portion of the Variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) of the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity Unit       For any Valuation Period, a Fund Annuity unit
     Value - Separate Account:  value is equal to:

                                (a) The Value for the previous Period;
                                    multiplied by
                                (b) The Annuity net return factor(s) (see 4.06
                                    below) for the Period; multiplied by
                                (c) A factor to reflect the assumed annual net
                                    return rate (see Contract Schedule II).

                                The dollar value of a Fund Annuity unit value and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity Net Return         The Annuity net return factor(s) are used to
     Factor(s) - Separate       compute Annuity payments for any Fund.
     Account:
                                The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                The net return rate is equal to:

                                (a) The value of the shares of the Fund held by
                                    the Separate Account at the end of a
                                    Valuation Period; minus

                                (b) The value of the shares of the Fund held by
                                    the Separate Account at the start of the Valuation Period; plus or minus

                                (c) Taxes (or reserves for taxes) on the
                                    Separate Account (if any); divided by

                                (d) The total value of the Fund record units and
                                    Fund Annuity units of the Separate Account at the start of the Valuation Period; minus

                                (e) A daily charge for Annuity mortality and
                                    expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).

4.06 Annuity Net Return         A net return rate may be more of less than 0%.
     Factor(s) - Separate
     Account (Cont'd):          The value of a share of the Fund is equal to the
                                net assets of the Fund divided by the number of shares outstanding.

                                Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:           Option 1 -- Payments for a Stated Period of
                                Time -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                                If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                                If a nonspouse Beneficiary elects this option at the death of the Contract Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                                Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                                Option 3 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                                (a) 100% of the payment to continue after the
                                    first death;

                                (b) 66-2/3% of the payment to continue after the
                                    first death;

                                (c) 50% of the payment to continue after the
                                    first death;

                                (d) Payments for a minimum of 120 months with
                                    100% of the payment to continue after the first death; or

                                (e) 100% of the payment to continue at the death
                                    of the second Annuitant and 50% of the
                                    payment to continue at the death of the
                                    Annuitant.

                                Other Options -- Aetna may make other options available as allowed by the laws of the state in which the Contract and this Certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------
                 Guaranteed    Monthly     Quarterly   Semi-Annual     Annual
      Years         Rate       Payment      Payment      Payment      Payment
------------------------------------------------------------------------------

        5          3.00%        17.91        53.59       106.78        211.99
        6          3.00%        15.14        45.30        90.27        179.22
        7          3.00%        13.16        39.39        78.49        155.83
        8          3.00%        11.68        34.96        69.66        138.31
        9          3.00%        10.53        31.52        62.81        124.69
        10         3.00%         9.61        28.77        57.33        113.82
        11         3.00%         8.86        26.52        52.85        104.93
        12         3.00%         8.24        24.65        49.13         97.54
        13         3.00%         7.71        23.08        45.98         91.29
        14         3.00%         7.26        21.73        43.29         85.95
        15         3.00%         6.87        20.56        40.96         81.33
        16         3.00%         6.53        19.54        38.93         77.29
        17         3.00%         6.23        18.64        37.14         73.74
        18         3.00%         5.96        17.84        35.56         70.59
        19         3.00%         5.73        17.13        34.14         67.78
        20         3.00%         5.51        16.50        32.87         65.26
        21         3.00%         5.32        15.92        31.72         62.98
        22         3.00%         5.15        15.40        30.68         60.92
        23         3.00%         4.99        14.92        29.74         59.04
        24         3.00%         4.84        14.49        28.88         57.33
        25         3.00%         4.71        14.09        28.08         55.76
        26         3.00%         4.59        13.73        27.36         54.31
        27         3.00%         4.47        13.39        26.68         52.97
        28         3.00%         4.37        13.08        26.06         51.74
        29         3.00%         4.27        12.79        25.49         50.60
        30         3.00%         4.18        12.52        24.95         49.53
------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                         Payments Guaranteed for a Stated Period of Months

-------------------------------------------------------------------------------------------------------------------

   Adjusted           None                  60                 120                  180                 240
    Age of     ----------------------------------------------------------------------------------------------------
   Annuitant     Male     Female     Male      Female     Male     Female      Male     Female     Male     Female
-------------------------------------------------------------------------------------------------------------------
      50        $ 4.27    $ 3.90    $ 4.26     $ 3.90    $ 4.22    $ 3.89     $ 4.17    $ 3.86    $ 4.08    $ 3.82
      51          4.34      3.97      4.33       3.96      4.30      3.95       4.23      3.92      4.14      3.88
      52          4.43      4.03      4.41       4.03      4.37      4.01       4.30      3.98      4.20      3.93
      53          4.51      4.10      4.50       4.10      4.45      4.08       4.37      4.04      4.26      3.99
      54          4.60      4.18      4.59       4.17      4.54      4.15       4.45      4.11      4.32      4.04

      55          4.70      4.25      4.68       4.25      4.62      4.22       4.53      4.18      4.39      4.11
      56          4.80      4.34      4.78       4.33      4.72      4.30       4.61      4.25      4.45      4.17
      57          4.91      4.42      4.89       4.41      4.82      4.38       4.69      4.32      4.51      4.23
      58          5.03      4.52      5.00       4.51      4.92      4.47       4.78      4.40      4.58      4.30
      59          5.15      4.61      5.12       4.60      5.03      4.56       4.87      4.48      4.65      4.37

      60          5.28      4.72      5.25       4.70      5.14      4.66       4.96      4.57      4.71      4.44
      61          5.43      4.83      5.39       4.81      5.27      4.76       5.06      4.66      4.78      4.51
      62          5.58      4.95      5.53       4.93      5.39      4.87       5.16      4.75      4.84      4.58
      63          5.74      5.08      5.69       5.05      5.53      4.99       5.26      4.85      4.90      4.65
      64          5.91      5.21      5.85       5.18      5.66      5.10       5.36      4.95      4.96      4.72

      65          6.10      5.36      6.03       5.32      5.81      5.22       5.46      5.05      5.02      4.79
      66          6.30      5.51      6.21       5.47      5.96      5.36       5.56      5.16      5.08      4.86
      67          6.51      5.67      6.41       5.63      6.12      5.50       5.66      5.26      5.13      4.93
      68          6.73      5.85      6.62       5.80      6.28      5.65       5.77      5.37      5.18      5.00
      69          6.97      6.04      6.84       5.98      6.44      5.80       5.86      5.49      5.23      5.06

      70          7.23      6.25      7.07       6.18      6.61      5.97       5.96      5.60      5.27      5.12
      71          7.51      6.47      7.32       6.39      6.79      6.14       6.05      5.71      5.31      5.18
      72          7.80      6.71      7.58       6.62      6.96      6.32       6.14      5.83      5.34      5.23
      73          8.12      6.98      7.85       6.86      7.14      6.50       6.23      5.94      5.37      5.28
      74          8.46      7.26      8.14       7.12      7.32      6.69       6.31      6.04      5.40      5.32

      75          8.82      7.57      8.45       7.40      7.50      6.89       6.38      6.14      5.42      5.35
-------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------------------
        Adjusted Ages
--------------------------
                  Second
    Annuitant    Annuitant   Option 3a     Option 3b    Option 3c     Option 3d    Option 3e
--------------------------------------------------------------------------------------------
       55           50        $ 3.69        $ 4.05       $ 4.27        $ 3.69       $ 4.13
       55           55          3.88          4.25         4.47          3.87         4.25
       55           60          3.06          4.47         4.71          4.06         4.36

       60           55          3.99          4.44         4.71          3.98         4.55
       60           60          4.24          4.71         4.99          4.23         4.70
       60           65          4.49          5.01         5.32          4.48         4.85

       65           60          4.38          4.97         5.32          4.38         5.10
       65           65          4.72          5.33         5.70          4.71         5.32
       65           70          5.07          5.75         6.17          5.05         5.54

       70           65          4.93          5.68         6.15          4.91         5.86
       70           70          5.40          6.21         6.70          5.36         6.18
       70           75          5.89          6.82         7.40          5.81         6.49

       75           70          5.69          6.68         7.32          5.62         6.92
       75           75          6.37          7.45         8.15          6.23         7.40
       75           80          7.07          8.34         9.16          6.78         7.85
--------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
             Table a. The rates assume the Annuitant is Male and the
                          Second Annuitant is Female.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                     consistent with the rates in the above
                                     tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------
        Adjusted Ages
-------------------------
                 Second
    Annuitant   Annuitant   Option 3a     Option 3b   Option 3c    Option 3d   Option 3e
------------------------------------------------------------------------------------------
       55          50        $ 3.75        $ 4.07      $ 4.26       $ 3.75      $ 3.98
       55          55          3.88          4.25        4.47         3.87        4.06
       55          60          3.99          4.44        4.71         3.98        4.12

       60          55          4.06          4.47        4.71         4.06        4.37
       60          60          4.24          4.71        4.99         4.23        4.47
       60          65          4.38          4.97        5.32         4.38        4.54

       65          60          4.49          5.01        5.32         4.48        4.89
       65          65          4.72          5.33        5.70         4.71        5.02
       65          70          4.93          5.68        6.15         4.91        5.14

       70          65          5.07          5.75        6.17         5.05        5.60
       70          70          5.40          6.21        6.70         5.36        5.79
       70          75          5.69          6.68        7.32         5.62        5.96

       75          70          5.89          6.83        7.40         5.81        6.63
       75          75          6.37          7.45        8.15         6.23        6.92
       75          80          6.78          8.11        8.99         6.54        7.15
------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
              Table a. The rates assume the Annuitant is Female and
                          the Second Annuitant is Male.
                  Rates for ages not shown will be provided on
                     request and will be computed on a basis
                 consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

-------------------------------------------------------------------------------
                Guaranteed      Monthly     Quarterly    Semi-Annual   Annual
      Years        Rate         Payment      Payment      Payment      Payment
-------------------------------------------------------------------------------
        5          3.50%         18.12        54.19        107.92       213.99
        6          3.50%         15.35        45.92         91.44       181.32
        7          3.50%         13.38        40.01         79.69       158.01
        8          3.50%         11.90        35.59         70.88       140.56
        9          3.50%         10.75        32.16         64.05       127.00
        10         3.50%          9.83        29.42         58.59       116.18
        11         3.50%          9.09        27.18         54.13       107.34
        12         3.50%          8.46        25.32         50.42        99.98
        13         3.50%          7.94        23.75         47.29        93.78
        14         3.50%          7.49        22.40         44.62        88.47
        15         3.50%          7.10        21.24         42.31        83.89
        16         3.50%          6.76        20.23         40.29        79.89
        17         3.50%          6.47        19.34         38.51        76.37
        18         3.50%          6.20        18.55         36.94        73.25
        19         3.50%          5.97        17.85         35.54        70.47
        20         3.50%          5.75        17.22         34.28        67.98
        21         3.50%          5.56        16.65         33.15        65.74
        22         3.50%          5.39        16.13         32.13        63.70
        23         3.50%          5.24        15.66         31.19        61.85
        24         3.50%          5.09        15.24         30.34        60.17
        25         3.50%          4.96        14.85         29.56        58.62
        26         3.50%          4.84        14.49         28.85        57.20
        27         3.50%          4.73        14.15         28.19        55.90
        28         3.50%          4.63        13.85         27.58        54.69
        29         3.50%          4.53        13.57         27.02        53.57
        30         3.50%          4.45        13.30         26.49        52.53
-------------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------------------------------------------------------------
                Guaranteed      Monthly    Quarterly    Semi-Annual   Annual
      Years        Rate         Payment     Payment      Payment      Payment
-------------------------------------------------------------------------------
        5          5.00%         18.74       56.00       111.33        219.98
        6          5.00%         15.99       47.77        94.96        187.64
        7          5.00%         14.02       41.90        83.30        164.59
        8          5.00%         12.56       37.52        74.58        147.35
        9          5.00%         11.42       34.11        67.81        133.99
        10         5.00%         10.51       31.40        62.42        123.34
        11         5.00%          9.77       29.19        58.03        114.66
        12         5.00%          9.16       27.36        54.38        107.45
        13         5.00%          8.64       25.81        51.31        101.39
        14         5.00%          8.20       24.50        48.69         96.21
        15         5.00%          7.82       23.36        46.44         91.75
        16         5.00%          7.49       22.37        44.47         87.88
        17         5.00%          7.20       21.51        42.75         84.48
        18         5.00%          6.94       20.74        41.23         81.47
        19         5.00%          6.71       20.06        39.88         78.80
        20         5.00%          6.51       19.46        38.68         76.42
        21         5.00%          6.33       18.91        37.59         74.28
        22         5.00%          6.17       18.42        36.62         72.35
        23         5.00%          6.02       17.98        35.73         70.61
        24         5.00%          5.88       17.57        34.93         69.02
        25         5.00%          5.76       17.20        34.20         67.57
        26         5.00%          5.65       16.87        33.53         66.25
        27         5.00%          5.54       16.56        32.92         65.04
        28         5.00%          5.45       16.28        32.35         63.93
        29         5.00%          5.36       16.01        31.83         62.90
        30         5.00%          5.28       15.77        31.35         61.95
-------------------------------------------------------------------------------

                                    Option 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------------
   Adjusted              None             60                 120                    180                 240
    Age of       -------------------------------------------------------------------------------------------------
   Annuitant     Male    Female      Male    Female     Male      Female      Male     Female      Male     Female
------------------------------------------------------------------------------------------------------------------
      50       $ 4.56    $ 4.20    $ 4.55    $ 4.19    $ 4.51     $ 4.18     $ 4.45    $ 4.15     $4.36    $ 4.11
      51         4.64      4.26      4.62      4.25      4.58       4.24       4.51      4.21      4.42      4.16
      52         4.72      4.32      4.70      4.32      4.66       4.30       4.58      4.26      4.48      4.21
      53         4.80      4.39      4.79      4.38      4.74       4.36       4.65      4.32      4.53      4.27
      54         4.89      4.46      4.87      4.46      4.82       4.43       4.73      4.39      4.59      4.32

      55         4.99      4.54      4.97      4.53      4.91       4.50       4.80      4.46      4.65      4.38
      56         5.09      4.62      5.07      4.61      5.00       4.58       4.88      4.53      4.72      4.44
      57         5.20      4.71      5.17      4.70      5.10       4.66       4.96      4.60      4.78      4.50
      58         5.32      4.80      5.29      4.79      5.20       4.75       5.05      4.68      4.84      4.57
      59         5.44      4.90      5.41      4.88      5.31       4.84       5.14      4.76      4.91      4.63

      60         5.57      5.00      5.53      4.99      5.42       4.93       5.23      4.84      4.97      4.70
      61         5.71      5.11      5.67      5.09      5.54       5.03       5.32      4.93      5.03      4.77
      62         5.86      5.23      5.81      5.21      5.66       5.14       5.42      5.02      5.09      4.84
      63         6.02      5.36      5.97      5.33      5.79       5.25       5.51      5.11      5.16      4.91
      64         6.20      5.49      6.13      5.46      5.93       5.37       5.61      5.21      5.21      4.98

      65         6.38      5.64      6.31      5.60      6.07       5.49       5.71      5.31      5.27      5.05
      66         6.58      5.79      6.49      5.75      6.22       5.63       5.81      5.41      5.32      5.12
      67         6.79      5.95      6.69      5.91      6.38       5.76       5.91      5.52      5.38      5.18
      68         7.02      6.13      6.89      6.08      6.53       5.91       6.01      5.63      5.42      5.25
      69         7.26      6.32      7.11      6.26      6.70       6.06       6.11      5.74      5.47      5.31

      70         7.52      6.53      7.35      6.45      6.86       6.23       6.20      5.58      5.51      5.37
      71         7.80      6.75      7.59      6.66      7.03       6.39       6.29      5.96      5.54      5.42
      72         8.09      6.99      7.85      6.89      7.21       6.57       6.38      6.07      5.57      5.47
      73         8.41      7.26      8.12      7.13      7.38       6.75       6.46      6.17      5.60      5.51
      74         8.75      7.54      8.41      7.39      7.55       6.94       6.53      6.28      5.63      5.55

      75         9.12      7.85      8.71      7.66      7.73       7.13       6.61      6.38      5.65      5.59
------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    Option 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------------
   Adjusted              None             60                 120                    180                 240
    Age of       -------------------------------------------------------------------------------------------------
   Annuitant     Male    Female      Male    Female     Male      Female      Male     Female     Male     Female
------------------------------------------------------------------------------------------------------------------
      50       $ 5.48    $ 5.12    $ 5.46    $ 5.11    $ 5.41     $ 5.09     $ 5.34    $ 5.06    $ 5.24    $ 5.01
      51         5.55      5.17      5.53      5.17      5.48       5.14       5.40      5.11      5.29      5.05
      52         5.63      5.23      5.61      5.23      5.55       5.20       5.46      5.16      5.34      5.10
      53         5.71      5.30      5.69      5.29      5.62       5.26       5.53      5.22      5.40      5.15
      54         5.80      5.37      5.77      5.36      5.70       5.33       5.60      5.27      5.45      5.20

      55         5.89      5.44      5.86      5.43      5.79       5.39       5.67      5.34      5.51      5.25
      56         5.99      5.52      5.96      5.51      5.87       5.47       5.74      5.40      5.56      5.31
      57         6.10      5.60      6.06      5.59      5.97       5.54       5.82      5.47      5.62      5.37
      58         6.21      5.69      6.17      5.67      6.06       5.62       5.90      5.54      5.68      5.42
      59         6.33      5.79      6.29      5.77      6.17       5.71       5.98      5.61      5.74      5.48

      60         6.46      5.89      6.41      5.87      6.28       5.80       6.06      5.69      5.79      5.55
      61         6.60      6.00      6.55      6.97      6.39       5.90       6.15      5.77      5.85      5.61
      62         6.75      6.11      6.69      6.08      6.51       6.00       6.24      5.86      5.91      5.67
      63         6.91      6.23      6.84      6.20      6.64       6.10       6.33      5.95      5.96      5.73
      64         7.09      6.37      7.00      6.33      6.77       6.22       6.42      6.04      6.02      5.80

      65         7.27      6.51      7.18      6.46      6.91       6.34       6.52      6.13      6.07      5.86
      66         7.47      6.66      7.36      6.61      7.05       6.46       6.61      6.23      6.12      5.92
      67         7.68      6.82      7.55      6.76      7.20       6.60       6.70      6.33      6.16      5.99
      68         7.91      7.00      7.76      6.93      7.35       6.74       6.80      6.43      6.21      6.04
      69         8.15      7.19      7.98      7.11      7.51       6.89       6.89      6.54      6.25      6.10

      70         8.41      7.39      8.21      7.30      7.67       7.04       6.97      6.64      6.28      6.15
      71         8.69      7.62      8.45      7.51      7.83       7.21       7.06      6.74      6.32      6.20
      72         8.99      7.86      8.70      7.73      8.00       7.38       7.14      6.85      6.35      6.25
      73         9.31      8.12      8.97      7.97      8.16       7.55       7.21      6.95      6.37      6.29
      74         9.65      8.41      9.26      8.23      8.33       7.73       7.29      7.04      6.39      6.33

      75        10.02      8.72      9.55      8.50      8.50       7.92       7.35      7.14      6.41      6.36
------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                   OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

-------------------------------------------------------------------------------------
          Adjusted Ages
-----------------------------------
                 Second
    Annuitant   Annuitant   Option 3a   Option 3b  Option 3c   Option 3d  Option 3e
-------------------------------------------------------------------------------------
       55          50       $ 3.97      $ 4.35     $ 4.56       3.97      $ 4.42
       55          55         4.16        4.54       4.76       4.15        4.54
       55          60         4.34        4.76       5.00       4.34        4.64

       60          55         4.27        4.73       5.00       4.26        4.83
       60          60         4.51        4.99       5.27       4.50        4.98
       60          65         4.76        5.29       5.60       4.75        5.13

       65          60         4.66        5.25       5.61       4.65        5.39
       65          65         4.99        5.61       5.99       4.98        5.60
       65          70         5.34        6.03       6.46       5.31        5.81

       70          65         5.19        5.97       6.44       5.17        6.14
       70          70         5.67        6.49       6.99       5.62        6.47
       70          75         6.16        7.10       7.68       6.07        6.77

       75          70         5.95        6.96       7.61       5.87        7.20
       75          75         6.64        7.73       8.43       6.48        7.68
       75          80         7.33        8.62       9.45       7.02        8.13
-------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

-------------------------------------------------------------------------------------
          Adjusted Ages
-----------------------------------
                 Second
    Annuitant   Annuitant   Option 3a   Option 3b  Option 3c   Option 3d  Option 3e
-------------------------------------------------------------------------------------
       55          50       $ 4.03      $ 4.36     $ 4.55       $ 4.03    $ 4.41
       55          55         4.16        4.54       4.76         4.15      4.54
       55          60         4.27        4.73       5.00         4.26      4.83

       60          55         4.34        4.76       5.00         4.34      4.64
       60          60         4.51        4.99       5.27         4.50      4.98
       60          65         4.66        5.25       5.61         4.65      5.39

       65          60         4.76        5.29       5.60         4.75      5.13
       65          65         4.99        5.61       5.99         4.98      5.60
       65          70         5.19        5.97       6.44         5.17      6.14

       70          65         5.34        6.03       6.46         5.31      5.81
       70          70         5.67        6.49       6.99         5.62      6.47
       70          75         5.95        6.96       7.61         5.87      7.20

       75          70         6.16        7.10       7.68         6.07      6.77
       75          75         6.64        7.73       8.43         6.48      7.68
       75          80         7.04        8.39       9.29         6.79      8.70
-------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------------------------------------------------------------------
          Adjusted Ages
-----------------------------------
                 Second
    Annuitant   Annuitant   Option 3a   Option 3b  Option 3c   Option 3d  Option 3e
-------------------------------------------------------------------------------------

       55          50       $ 4.88      $5.26      $   5.48     $ 4.88    $ 5.34
       55          55         5.04       5.44          5.66       5.04      5.43
       55          60         5.21       5.65          5.89       5.21      5.53

       60          55         5.15       5.63          5.91       5.14      5.73
       60          60         5.37       5.87          6.16       5.37      5.86
       60          65         5.61       6.16          6.49       5.60      6.01

       65          60         5.52       6.14          6.51       5.51      6.28
       65          65         5.83       6.49          6.87       5.82      6.47
       65          70         6.17       6.90          7.33       6.13      6.67

       70          65         6.04       6.84          7.34       6.00      7.03
       70          70         6.49       7.35          7.87       6.44      7.33
       70          75         6.97       7.96          8.56       6.87      7.62

       75          70         6.77       7.84          8.51       6.68      8.08
       75          75         7.45       8.60          9.33       7.27      8.55
       75          80         8.14       9.49         10.35       7.80      8.98
--------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------------------------------------------------------------------
          Adjusted Ages
-----------------------------------
                 Second
    Annuitant   Annuitant   Option 3a   Option 3b  Option 3c   Option 3d  Option 3e
-------------------------------------------------------------------------------------
       55          50       $4.93       $5.27      $ 5.46       $ 4.93    $5.19
       55          55        5.04        5.44        5.66         5.04     5.43
       55          60        5.15        5.63        5.91         5.14     5.73

       60          55        5.21        5.65        5.89         5.21     5.53
       60          60        5.37        5.87        6.16         5.37     5.86
       60          65        5.52        6.14        6.51         5.51     6.28

       65          60        5.61        6.16        6.49         5.60     6.01
       65          65        5.83        6.49        6.87         5.82     6.47
       65          70        6.04        6.84        7.34         6.00     7.03

       70          65        6.17        6.90        7.33         6.13     6.67
       70          70        6.49        7.35        7.87         6.44     7.33
       70          75        6.77        7.84        8.51         6.68     8.08

       75          70        6.97        7.96        8.56         6.87     7.62
       75          75        7.45        8.60        9.33         7.27     8.55
       75          80        7.86        9.28       10.20         7.57     9.59
-------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 525-4225



                      Certificate of Group Annuity Coverage
--------------------------------------------------------------------------------




ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GMCC-97(NY)